CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-212884 on Form N-2 of First Trust New Opportunities MLP & Energy Fund, of our report dated December 23, 2015 relating to the financial statements and financial highlights of First Trust New Opportunities MLP & Energy Fund as of and for the year ended October 31, 2015, appearing in the annual report on Form N-CSR of the First Trust New Opportunities MLP & Energy Fund.

/s/ Deloitte & Touche LLP

Chicago, Illinois
September 29, 2016